As filed with the Securities and Exchange Commission on June 25, 2008

Registration No. 33-34622

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact Name of Registrant as Specified in its Charter)

 (Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State of Incorporation)	04-2147929 (IRS Employer Identification Number)
One Federal Street, Building 111-4, Springfield, MA 01105 (413) 785-5871 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Principal Executive Offices)

Kerry J. Kuhlman

Vice President and Secretary

Northeast Utilities Service Company
107 Selden Street
Berlin, CT 06037
(860) 665-5000
(Name, address and telephone number, including area code, of Agent for Service)

This Post-Effective Amendment No. 2 to Form S-3 Registration Statement is being filed solely to remove from registration securities that were registered and will not be issued in connection with the Registrant’s offering.

      On April 30, 1990, Northeast Utilities (the “Registrant”) filed its Registration Statement on Form S-3 (No. 33-34622) (the “Registration Statement”) and Amendment No. 1 thereto with the Securities and Exchange Commission with respect to an aggregate of 13 million of the Registrant’s common shares which were to be issued in connection with the Registrant’s Dividend Reinvestment Plan (the “Plan”).

      On February 2, 2001, the Registrant suspended share purchases under the Plan and no more shares of Registrant common shares will be issued under the Plan.

      The Registrant is filing this Post-Effective Amendment No. 2 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold Registrant common shares registered under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Northeast Utilities, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, State of Connecticut on the 11th day of June, 2008.

NORTHEAST UTILITIES (REGISTRANT)
By:	/s/ Charles W. Shivery Charles W. Shivery Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Charles W. Shivery Charles W. Shivery	Chairman of the Board, President and Chief Executive Officer and a Trustee	June 11, 2008
/s/ David R. McHale David R. McHale	Senior Vice President and Chief Financial Officer	June 11, 2008
/s/ Shirley M. Payne Shirley M. Payne	Vice President—Accounting and Controller	June 11, 2008
/s/ Richard H. Booth Richard H. Booth	Trustee	June 11, 2008
/s/ John S. Clarkeson John S. Clarkeson	Trustee	June 11, 2008
/s/ Cotton M. Cleveland Cotton M. Cleveland	Trustee	June 11, 2008

/s/ Sanford Cloud, Jr. Sanford Cloud, Jr.	Trustee	June 11, 2008
/s/ James F. Cordes James F. Cordes	Trustee	June 11, 2008

/s/ E. Gail de Planque E. Gail de Planque	Trustee	June 11, 2008

/s/ John G. Graham John G. Graham	Trustee	June 11, 2008
/s/ Elizabeth T. Kennan Elizabeth T. Kennan	Trustee	June 11, 2008
/s/ Kenneth R. Liebler Kenneth R. Liebler	Trustee	June 11, 2008
/s/ Robert E. Patricelli Robert E. Patricelli	Trustee	June 11, 2008
/s/ John F. Swope John F. Swope	Trustee	June 11, 2008